Management Presentation
April 29, 2011

First Quarter 2011 Results

MDC PARTNERS

MDC PARTNERS

Forward Looking Statements and Other Information

This presentation, including our "2011 Financial Outlook", contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- risks associated with severe effects of national and regional economic downturn;
- the Company's ability to attract new clients and retain existing clients;
- the financial success of the Company's clients;
- the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights and deferred acquisition consideration;
- the successful completion and integration of acquisitions which compliment and expand the Company's business capabilities; and
- foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

MDC PARTNERS

Key Highlights

- Q1 2011 organic revenue growth of 26.5%, an over 1,200 basis point increase from Q4 2010
- Q1 2011 revenue increased 60.0% to $217.5 million versus $135.9 million in Q1 2010
- Q1 2011 EBITDA increased 59.1% to $14.8 million versus $9.3 million in Q1 2010
- Net new business wins of $8.2 million for Q1 2011
- Technology and digital related revenue made up 51% of total revenues in Q1 2011
- Maintain 2011 revenue guidance of $850-870 million, an increase of 21.8% to 24.7% compared to 2010
- Maintain 2011 EBITDA guidance of $108-112 million, an increase of 25.3% to 29.9% compared to 2010
- Quarterly dividend of $0.14 per share

MDC PARTNERS

Consolidated Revenue and Earnings

(US$ in millions, except percentages)

	Three Months Ended March 31,				
	2011		2010		*% Change*
Revenue	$	217.5	$	135.9	*60.0* %
Operating Expenses					
Cost of services sold		(159.1)		(96.6)	*64.8* %
Office and general expenses		(45.7)		(34.3)	*33.4* %
Depreciation and amortization		(10.4)		(5.8)	*78.5* %
Operating Income (Loss)		2.2		(0.7)	*NM*
Other income (expense)		(9.2)		(7.6)	
Income tax expense		(0.4)		(0.2)	
Equity in earnings (loss) of non-consolidated affiliates		0.3		(0.1)	
Loss from Continuing Operations		(7.1)		(8.7)	
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes		-		(0.5)	
Net Loss		(7.1)		(9.2)	
Net income attributable to the non-controlling interests		(1.6)		(1.0)	
Net Loss Attributable to MDC Partners Inc.	$	(8.7)	$	(10.2)	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Summary of Segment Results – Revenue

(US$ in millions, except percentages)

	Three Months Ended March 31,				
		2011		2010	*% Change*
Revenue					
Strategic Marketing Services	$	141.5	$	91.3	*55.0* %
Performance Marketing Services		76.0		44.7	*70.2* %
Total Revenue	$	217.5	$	135.9	*60.0* %

- **Strategic Marketing Services Group: Technology, integrated marketing and communication service firms and strategic consulting service firms.**
  - **Strong pace of new business and continued market share gains.**
- **Performance Marketing Services Group: Analytics, database mining and consumer insights that provide targetable, measurable solutions that drive superior Return on Marketing Investment.**
  - **Second straight quarter of revenue and margin growth.**
  - **Underscores clients' focus on measuring effectiveness of marketing spend.**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

First Quarter 2011 Revenue Growth by Segment

	Strategic Marketing Services	Performance Marketing Services	Weighted Average Total
Organic Growth	31.1%	17.2%	26.5%
Acquisition Growth	23.0%	51.7%	32.5%
Foreign Exchange Growth	1.0%	1.2%	1.0%
Total	55.0%	70.2%	60.0%

MDC PARTNERS

Organic Growth Outperformance Over Time



MDC Partners vs. Peers
Trailing 12 Month Organic Revenue
1Q +26.5%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
MDC Partners
Peers

- MDC's organic growth outperformance continues despite more difficult comparisons

Note: Peers include Omnicom, Publicis, Interpublic, WPP Group, and Havas

MDC PARTNERS

First Quarter Revenue by Client Sector

Q1 2011


Healthcare, 4%
Auto, 3%
Consumer Products, 32%
Technology, 11%
Financials, 8%
Other, 15%
Communications, 12%
Retail, 15%

Q1 2010


Healthcare, 5%
Auto, 3%
Consumer Products, 26%
Technology, 7%
Financials, 9%
Other, 11%
Communications, 17%
Retail, 22%

Note: Numbers may not add due to rounding

Summary of Segment Results – EBITDA

(US$ in millions, except percentages)

	Three Months Ended March 31,		
	2011	2010	*% Change*
EBITDA			
Strategic Marketing Services	$ 15.0	$ 12.0	*24.6 %*
margin	*10.6%*	*13.2%*	
Performance Marketing Services	4.0	0.7	*NM*
margin	*5.3%*	*1.5%*	
Marketing Communications	19.0	12.7	*49.4 %*
margin	*8.7%*	*9.3%*	
Corporate Expenses	(4.5)	(3.4)	*30.6 %*
Profit Distributions from Affiliates	0.3	-	*NM*
Total EBITDA	$ 14.8	$ 9.3	*59.1 %*
margin	*6.8%*	*6.8%*	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Free Cash Flow

(US$ in millions)	Three Months Ended March 31, 2011	2010
EBITDA	$14.8	$9.3
Net Income Attibutable to Noncontrolling Interests	(1.6)	(1.0)
Capital Expenditures	(3.9)	(2.8)
Cash Taxes	(0.1)	(0.6)
Cash Interest, net and other	(8.4)	(6.3)
Free Cash Flow	**$0.8**	**($1.4)**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Liquidity

Available Liquidity at March 31, 2011

(US$ in millions)

Commitment Under Facility	$	100.0
Drawn		59.7
Letters of Credit		6.1
Funds Available Under Facility	$	34.2
Total Cash		7.0
Liquidity	$	41.2

- **Pro forma for the April 19, 2011, senior notes offering which netted proceeds of approximately $58.9 million, Liquidity equals $100.1 million.**

MDC PARTNERS

2011 Financial Outlook

	2011 Guidance	Implied Year over Year* Change
Revenue	$850 - $870 million	+21.8% to +24.7%
EBITDA	$108 - $112 million	+25.3% to +29.9%
Free Cash Flow	$43 - $46 million	+29.9% to +39.0%
+ Change in Working Capital and Other	+$5 million	
Total Free Cash Flow	$48 - $51 million	-35.0% to -30.9%

* Year over year change compares to 2010 actuals

Note: See appendix for definitions of non-GAAP measures.

Appendix

MDC PARTNERS

MDC PARTNERS

Temporal Put Obligations and Impact on EBITDA

	Estimated Put Impact at March 31, 2011			
	Payment Consideration			Incremental
(US$ in millions)	Cash	Stock	Total	EBITDA in Period
2011	2.0	0.6	2.6	3.0
2012	13.1	0.8	13.9	1.9
2013	4.3	1.1	5.4	1.7
2014	4.9	0.5	5.4	0.9
Thereafter	8.0	0.5	8.5	1.9
Total	$32.3	$3.5	$35.8	$9.4
	Effective Multiple			3.8

Note: Excludes put rights of $59.2 million exercisable pursuant to termination of employment or death.

MDC PARTNERS

Balance Sheet: 2016 Senior Notes

Principal Amount	$345 Million
Date	October 23, 2009/May 11, 2010/April 19, 2011
Maturity	November 1, 2016
Security	Unsecured
Coupon	11%
Ratings	Moody's - Corporate: B1; Notes: B2 S&P: Corporate: B+; Notes: B+

MDC PARTNERS

Balance Sheet: Revolving Credit Facility

Amount	$100 Million
Type	Senior Secured
Maturity	October 23, 2014
Facility Fee	50bps per annum
Drawn Rate	Prime + 300bps
Covenants	• Minimum EBITDA: $85 million • Fixed Charge Coverage Ratio: 1.25:1.0 • Senior Leverage Ratio: 2.0:1.0 • Total Leverage Ratio: 4.0:1.0

MDC PARTNERS

Summary Cash Flow Data

(US$ in millions)	Three Months Ended March 31, 2011	2010
Cash flows used in continuing operating activities	($37.1)	($8.5)
Discontinued operations	0.0	(0.5)
Net cash used in operating activies	**($37.1)**	**($8.9)**
Cash flows used in continuing investing activities	($22.2)	($25.7)
Discontinued operations	0.0	(0.4)
Net cash used in investing activities	**($22.2)**	**($26.1)**
Net cash provided by financing activities	**$55.2**	**$4.5**
Effect of exchange rate changes on cash and cash equivalents	$0.0	($0.1)
Net decrease in cash and cash equivalents	**($4.0)**	**($30.7)**

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Definition of Non-GAAP Measures

- **EBITDA:** EBITDA is a non-GAAP measure, that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.
- **Organic Growth:** Organic revenue growth is a non-GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts.
- **Free Cash Flow:** Free cash flow is a non-GAAP measure that represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures net of landlord reimbursements, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains.
- **Total Free Cash Flow:** Total free cash flow is a non-GAAP measure that represents free cash flow plus changes in working capital plus other changes in cash.
- **Net Bank Debt:** Debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

Note: A reconciliation of Non-GAAP to US GAAP reported results has been provided by the Company in the tables included in the earnings release issued on April 28, 2011.